UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2017

 CALADRIUS BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

110 Allen Road, Second Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(Zip Code)

(908) 842-0100
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 3.02    Unregistered Sales of Equity Securities.

Closing of Private Placement

On September 5, 2017, Caladrius Biosciencies, Inc. (the “ Company,” “we,” “us,” “our,” or “Caladrius”) announced that the 70th subject had recently been enrolled in The Sanford Project: T-Rex Study, a prospective, randomized, placebo-controlled, double-blind Phase 2 clinical trial to evaluate the safety and efficacy of the Company’s CLBS03 as a treatment for recent-onset type 1 diabetes, which triggered payments totaling $2.4 million pursuant to the terms of the September 2016 Securities Purchase Agreements (the “Private Placements”) with certain accredited investors (the “Investors”) for the sale an additional 508,475 shares of common stock at a purchase price of $4.72 per share with a closing date of August 29, 2017 (the "Closing Date").

In the aggregate, the amount of shares issued in the foregoing transactions exceeds 5% of the Company’s total outstanding shares. As of the date of this filing, the Company has 9,427,001 shares of common stock outstanding.

Item 8.01    Other Events

On September 5, 2017, the Company issued a press release announcing the second closing of the Private Placements. A copy of this press release is hereto attached as Exhibit 99.1 and is incorporated by herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued on September 5, 2017, announcing the second closing of the Private Placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALADRIUS BIOSCIENCES, INC.

By:	/s/ David J. Mazzo
Name:	David J. Mazzo, PhD
Title:	Chief Executive Officer

Dated:    September 5, 2017